As filed with the Securities and Exchange Commission on October 14, 2004

Registration No. 333-115521

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115521	Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105112

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-100927	Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-38390

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXULT, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0831076
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

121 Innovation Drive, Suite 200

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

EXULT, INC. 2000 EQUITY INCENTIVE PLAN

(Full title of the plan)

John M. Ryan

Exult, Inc.

Vice President and Treasurer

100 Half Day Road.

Lincolnshire, Illinois 60069

(Name and address of agent for service)

(847) 295-5000

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

Exult, Inc., a Delaware corporation (the “Registrant”) hereby deregisters all shares of common stock of the Registrant, par value $0.0001 per share (“Common Stock”), unsold under the following registration statements of the Registrant (collectively, the “Registration Statements”): (1) Registration Statement on Form S-8 (Registration No. 333-38390), filed with the Securities and Exchange Commission (the “Commission”) on June 2, 2000, registering 8,000,000 shares of Common Stock issued or issuable pursuant to the Registrant’s 2000 Equity Incentive Plan (the “Plan”), (2) Registration Statement on Form S-8 (Registration No. 333-100927), filed with the Commission on November 1, 2002, registering 18,714,326 shares of Common Stock issued or issuable pursuant to the Plan, (3) Registration Statement on Form S-8 (Registration No. 333-105112), filed with the Commission on May 9, 2003, registering 5,282,421 shares of Common Stock issued or issuable pursuant to the Plan, and (4) Registration Statement on Form S-8 (Registration No. 333-115521), filed with the Commission on May 14, 2004, registering 5,424,943 shares of Common Stock issued or issuable pursuant to the Plan. Pursuant to the Registrant’s undertaking in Item 9 of each of the foregoing Registration Statements, the Registrant is hereby filing this Post-Effective Amendment No. 1 to withdraw such Registration Statements with respect to the unsold shares of Common Stock registered thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Exult, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on October 14, 2004.

EXULT, INC., a Delaware corporation

By:	/s/ DALE L. GIFFORD
Dale L. Gifford
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 1 to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DALE L. GIFFORD Dale L. Gifford	President, Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2004

/S/ DAN A. DECANNIERE Dan A. DeCanniere	Chief Financial Officer (Principal Financial and Accounting Officer)	October 14, 2004

/s/ JOHN M. RYAN John M. Ryan	Vice President, Treasurer and Director	October 14, 2004

/s/ C. LAWRENCE CONNOLLY, III C. Lawrence Connolly, III	Director	October 14, 2004